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CORESTATES FINANCIAL CORP AND SUBSIDIARIES

EXHIBIT 11

STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                             Three Months Ended    Twelve Months Ended
                                                                 December 31,          December 31,
                                                            --------------------  ----------------------
                                                              1995       1994        1995        1994
                                                            ---------  ---------  ----------  ----------
(A)    Income before cumulative effect of a change
          in accounting principle.................          $136,954   $111,475    $452,237   $248,792


       Cumulative effect of a change in
          accounting principle....................                                              (3,430)
                                                            --------   --------    --------  ---------

(B)    Net Income.................................          $136,954   $111,475    $452,237   $245,362
                                                            ========   ========    ========   ========

EARNINGS PER SHARE

Based on average common shares outstandings
-------------------------------------------
(C)    Average shares outstanding.................           138,468    142,252     140,600    142,498
                                                            ========   ========    ========   ========

(A/C)  Income before cumulative effect of a
          change in accounting principle..........          $   0.99   $   0.78    $   3.22   $   1.75
                                                            ========   ========    ========   ========

(B/C)  Net Income.................................          $   0.99   $   0.78    $   3.22   $   1.73
                                                            ========   ========    ========   ========

Based on average common and common
----------------------------------
equivalent shares outstandings
------------------------------

Primary:
--------
(D)    Average common equivalent shares...........             1,441        922       1,336      1,207
                                                            ========   ========    ========   ========
(E)    Average common and common
          equivalent shares (C + D)...............           139,909    143,174     141,936    143,705
                                                            ========   ========    ========   ========

(A/E)  Income before cumulative effect of a
          change in accounting principle (1)......          $   0.98   $   0.78    $   3.19   $   1.73
                                                            ========   ========    ========   ========
(B/E)  Net Income (1).............................          $   0.98   $   0.78    $   3.19   $   1.71
                                                            ========   ========    ========   ========

Fully diluted:
--------------
(F)    Average common equivalent shares...........             1,449        906       1,696      1,240
                                                            ========   ========    ========   ========
(G)    Average common and common
          equivalent shares (C + F)...............           139,917    143,158     142,296    143,738
                                                            ========   ========    ========   ========

(I)    Interest expense on Subordinated
          convertible debentures, net of tax......                     $    384               $  1,821
                                                                       ========               ========

((A+I)/G) Income before cumulative effect of a
          change in accounting principle (1)......          $   0.98   $   0.78    $   3.18   $   1.74
                                                            ========   ========    ========   ========
((B+I)/G) Net Income (1)..........................          $   0.98   $   0.78    $   3.18   $   1.72
                                                            ========   ========    ========   ========

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(1)  Dilution is less than 3%.